Exhibit 99.1

For further information contact:

Investor Relations:

James Shields

901.597.6839

James.Shields@servicemaster.com

Media:

Peter Tosches

901.597.8449

Peter.Tosches@servicemaster.com

ServiceMaster Global Holdings, Inc. Reports

Third-Quarter 2016 Financial Results

Third-Quarter 2016

•	Revenue increased 7% to $758 million with 12% and 6% growth at AHS and Terminix, respectively
•	Net income of $70 million, or $0.51 per share, versus $49 million, or $0.36 per share, a year ago
•	Adjusted EBITDA(1) increased 10% to $192 million from $174 million a year ago
•	Adjusted net income(2) of $81 million, or $0.59 per share, versus $74 million, or $0.54 per share, a year ago
•	2016 Outlook: Revenue range of $2,740 million to $2,750 million, or 6% growth over prior year, and Adjusted EBITDA range of $665 million to $675 million, or 7% to 8% growth over prior year

MEMPHIS, TENN, — October 25, 2016  —ServiceMaster Global Holdings, Inc.  (NYSE: SERV), a leading provider of essential residential and commercial services, today announced unaudited third-quarter 2016 results. The company reported a year-over-year revenue increase of 7 percent driven primarily by organic growth at American Home Shield (“AHS”),  the impacts of acquiring Alterra Pest Control, LLC (“Alterra”) in November 2015 and OneGuard Home Warranties (“OneGuard”) in June 2016 and 2 percent organic revenue growth at Terminix, primarily driven by improved pricing.

Third-quarter 2016 net income was  $70 million, or $0.51 per share, versus $49 million, or $0.36 per share, in the same period in 2015. Third-quarter 2015  pre-tax net income includes a $31 million loss on extinguishment of debt.

Third-quarter 2016  adjusted net income was  $81 million, or $0.59 per share, versus $74 million, or $0.54 per share, for the same period in 2015.

Third-quarter 2016  Adjusted EBITDA was  $192 million, a year-over-year increase of $18 million, or 10 percent, primarily driven by increases in Adjusted EBITDA of $10 million, $5 million and $1 million at Terminix, AHS and the Franchise Services Group, respectively. As previously reported, AHS was negatively impacted in the third-quarter 2016 by a $5 million increase in claims costs associated with a higher number of HVAC work orders driven by record high temperatures.

Rob Gillette, ServiceMaster’s chief executive officer, noted: “ServiceMaster delivered strong top and bottom line growth this quarter. Terminix continues to benefit from acquisitions and organic growth and AHS, despite headwinds associated with record high temperatures, had another solid quarter. Going forward, as we position Terminix for accelerated growth, we are committed to making the investment and operational changes that will lead to higher customer satisfaction, retention and shareholder value.”

Consolidated Performance

	Three Months Ended September 30,				Nine Months Ended September 30,
$ millions	2016	2015	B/(W)		2016	2015	B/(W)
Revenue	$758	$706	$52		$2,113	$1,993	$120
YoY growth			7.4%				6.0%
Gross Margin	358	338	20		1,009	957	52
% of revenue	47.2%	47.9%	(0.7)	pts	47.8%	48.0%	(0.2)	pts
SG&A	(185)	(178)	(7)		(546)	(512)	(34)
% of revenue	24.4%	25.2%	0.8	pts	25.8%	25.7%	(0.1)	pts
Income from Continuing Operations before Income Taxes	116	83	33		200	237	(37)
% of revenue	15.3%	11.8%	3.5	pts	9.5%	11.9%	(2.4)	pts
Net Income	70	49	21		124	144	(20)
% of revenue	9.2%	6.9%	2.3	pts	5.9%	7.2%	(1.3)	pts
Adjusted Net Income(1)	81	74	7		221	201	20
% of revenue	10.7%	10.5%	0.2	pts	10.5%	10.1%	0.4	pts
Adjusted EBITDA(2)	192	174	18		523	498	25
% of revenue	25.3%	24.6%	0.7	pts	24.8%	25.0%	(0.2)	pts
Net Cash (Used for) Provided from Operating Activities from Continuing Operations	(29)	47	(76)		215	290	(75)
Free Cash Flow(3)	(43)	36	(79)		170	260	(90)

Segment Performance

Revenue and Adjusted EBITDA for each reportable segment and Corporate were as follows:

	Three Months Ended September 30,					Nine Months Ended September 30,
	Revenue		Adjusted EBITDA			Revenue		Adjusted EBITDA
$ millions	2016	B/(W) vs. PY	2016	B/(W) vs. PY		2016	B/(W) vs. PY	2016	B/(W) vs. PY
Terminix	$396	$24	$92	$10		$1,174	$71	$299	$27
YoY growth / % of revenue		6.5%	23.2%	1.2	pts		6.4%	25.5%	0.8	pts
American Home Shield	309	34	79	5		786	75	170	(4)
YoY growth / % of revenue		12.4%	25.6%	(1.3)	pts		10.5%	21.6%	(2.9)	pts
Franchise Services Group	51	(7)	21	1		151	(27)	58	—
YoY growth / % of revenue		(12.1)%	41.2%	6.7	pts		(15.2)%	38.4%	5.8	pts
Corporate(4)	1	—	—	1		2	—	(3)	3
Total	$758	$52	$192	$18		$2,113	$120	$523	$25
YoY growth / % of revenue		7.4%	25.3%	0.7	pts		6.0%	24.8%	(0.2)	pts

A reconciliation of both adjusted net income and Adjusted EBITDA to net income, as well as a reconciliation of free cash flow to net cash provided from operating activities from continuing operations, are set forth below in this press release.

Terminix

Terminix reported a 6 percent year-over-year revenue increase in the third-quarter of 2016,  driven primarily by the impact of the Alterra acquisition in November 2015 and organic growth, primarily driven by improved pricing. Adjusted EBITDA increased 12 percent, or $10 million, versus prior year, primarily driven by $10 million from the conversion of higher revenue and $3 million in other cost reductions, offset, in part, by a $3 million increase in technology costs.

American Home Shield

American Home Shield reported a 12 percent year-over-year revenue increase in the third-quarter of 2016 driven by growth in the number of home warranties,  improved pricing and the impact of the OneGuard acquisition in June 2016. AHS’s organic revenue growth was 9 percent in the third-quarter versus prior year.

Adjusted EBITDA increased 7 percent, or  $5 million, versus prior year,  primarily reflecting a $19 million increase from the conversion of higher revenue, offset, in part, by a $5 million increase in weather related contract claims costs, a $5 million increase in contract claims costs associated with inflation and customer mix,  a  $2 million increase in technology costs and a $3 million increase in administrative costs as a result of the OneGuard acquisition.

Franchise Services Group

The Franchise Services Group reported a 12 percent year-over-year revenue decrease in the third-quarter of 2016 primarily driven by the conversion of certain company-owned Merry Maids branches to franchises, offset, in part, by higher fee revenue.  Adjusted EBITDA increased 5 percent, or $1 million, versus prior year, primarily driven by higher fee revenue.

Cash Flow

For the nine months ended September 30, 2016, net cash provided from operating activities from continuing operations decreased to $215 million from  $290 million for the nine months ended September 30, 2015. During the nine months ended September 30, 2016, payments in connection with the settlements of fumigation related matters totaled $90 million.

Net cash used for investing activities from continuing operations was $185 million for the nine months ended September 30, 2016 compared to $34 million for the nine months ended September 30, 2015. During the nine months ended September 30, 2016, we posted cash of $95 million, in lieu of letters of credit, as collateral under our automobile, general liability and workers’ compensation insurance program.

Net cash used for financing activities from continuing operations was $97 million for the nine months ended September 30, 2016 compared to $375 million for the nine months ended September 30, 2015. During the nine months ended September 30, 2016, we used $52 million to purchase 1.4 million shares of the company stock. During the nine months ended September 30, 2015, we borrowed an incremental $578 million and redeemed $878 million in aggregate principal amount of the former 2020 Notes.

Free cash flow(3) was $170 million for the nine months ended September 30, 2016 compared to $260 million for the nine months ended September 30, 2015.

Other Matters

Fumigation Related Matters

As previously disclosed, at a hearing held in August 2016, the court rejected the Superseding Plea Agreement related to the criminal aspects of the U.S. Virgin Islands fumigation matter. The company continues to cooperate with the DOJ in an effort to resolve the matter in a manner consistent with the terms and conditions of the Superseding Plea Agreement. In addition, the civil claims for all four members of the Delaware family affected by the U.S. Virgin Islands fumigation matter have been resolved as the company has formalized the terms of the settlement agreement and a civil court in Delaware has given the necessary approvals. Moreover, the civil claims for the affected family related to the Florida fumigation matter have been resolved also as the company has recently formalized the terms of a settlement agreement and a civil court in Florida has given the necessary approvals.

Terminix Management

On August 12, 2016, William J. Derwin resigned as President of Terminix. ServiceMaster’s CEO Rob Gillette assumed responsibility for leading the Terminix business.

Share Repurchase Program

On February 23, 2016, the company’s board of directors authorized a three-year share repurchase program, under which the company may purchase up to $300 million of outstanding shares of common stock. During the third-quarter, the company purchased 960,770 shares of common stock at an average price paid per share of $37.19. Year-to-date, the company has purchased 1,421,944 shares of common stock at an average price paid per share of $36.82.

Refinancing of Term Loan B Facility

The company today announced it intends to refinance its existing Term Loan B due 2021 and $300 million revolving credit facility due 2019 (together “the Facilities”). The company anticipates refinancing the Facilities with the proceeds of a new $1.5 billion Term Loan B due 2023, a new $300 million revolving credit facility due 2021 and $1 billion of unsecured debt expected to mature in 2024.

Full-Year 2016 Outlook

The company expects full-year 2016 revenue to range from $2,740 million to $2,750 million, or an increase of  6 percent compared to 2015. Due to the higher claims costs at AHS in the third-quarter and an acceleration of investment in Terminix’s field operations focused on improving safety, technician efficiency, customer service and retention in the fourth-quarter, the company now expects full-year 2016 Adjusted EBITDA to range from $665 million to $675 million, or an increase of  7 percent to 8 percent compared to 2015. A reconciliation of the forward-looking 2016 Adjusted EBITDA outlook to net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation.

Third-Quarter 2016 Earnings Conference Call

The company will discuss its third-quarter 2016 financial and operating results during a conference call at 8 a.m. central time (9 a.m. eastern time) today,  October 25, 2016. To participate on the conference call, interested parties should call 800.667.9916 (or international participants, 303.223.4361). Additionally, the conference call will be available via webcast. A slide presentation highlighting the company’s results will also be available. To participate via webcast and view the slide presentation, visit the company’s investor relations home page. The call will be available for replay until November 24, 2016. To access the replay of this call, please call 800.633.8284 and enter reservation number 21820185 (international participants: 402.977.9140, reservation number 21820185). You may also review the webcast on the company’s investor relations home page.

About ServiceMaster

ServiceMaster Global Holdings, Inc. is a leading provider of essential residential and commercial services, operating through an extensive service network of more than 8,000 company-owned locations and franchise and license agreements. The company’s portfolio of well-recognized brands includes American Home Shield (home warranties), AmeriSpec (home inspections), Furniture Medic (furniture and cabinet repair), Merry Maids (residential cleaning), ServiceMaster Clean (janitorial), ServiceMaster Restore (disaster restoration) and Terminix (termite and pest control). The company is headquartered in Memphis, Tenn. Go to www.servicemaster.com for more information about ServiceMaster or follow the company at twitter.com/ServiceMaster or Facebook.com/ServiceMaster.

Information Regarding Forward-Looking Statements

This press release contains forward-looking statements and cautionary statements, including 2016 revenue and Adjusted EBITDA outlook and the statements relating to the proposed refinancing and the U.S. Virgin Islands and Florida fumigation matters. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control, including, without limitation, the risks and uncertainties discussed in  the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in the company’s reports filed with the U.S. Securities and Exchange Commission. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release.

Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation, lawsuits, enforcement actions and other claims by third parties or governmental authorities; compliance with, or violation of environmental health and safety laws and regulations; 401(k) Plan corrective contribution; the effects of our substantial indebtedness; changes in interest rates, because a significant portion of our indebtedness bears interest at variable rates; weakening general economic conditions; weather conditions and seasonality; the success of our business strategies, and costs associated with restructuring initiatives. The company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. Non-GAAP measures should not be considered as an alternative to GAAP financial measures. Non-GAAP measures may not be calculated or comparable to similarly titled measures of other companies. See non-GAAP reconciliations below in this press release for a reconciliation of these measures to the most directly comparable GAAP financial measures. Adjusted EBITDA, adjusted net income, adjusted earnings per share and free cash flow are not measurements of the company’s financial performance under GAAP and should not be considered as an alternative to net income,  net cash provided by operating activities from continuing operations or any other performance or liquidity measures derived in accordance with GAAP. Management uses these non-GAAP financial measures to facilitate operating performance and liquidity comparisons, as applicable, from period to period. We believe these non-GAAP financial measures are useful for investors, analysts and other interested parties as they facilitate company-to-company operating and liquidity performance comparisons, as applicable, by excluding potential differences caused by variations in capital structures, taxation, the age and book depreciation of facilities and equipment, restructuring initiatives and equity-based, long-term incentive plans.

_________________________________________________

(1)Adjusted net income is defined as net income before: amortization expense; 401(k) Plan corrective contribution; fumigation related matters; insurance reserve adjustment; restructuring charges; gain on sale of Merry Maids branches; impairment of software and other related costs; loss from discontinued operations, net of income taxes; loss on extinguishment of debt; and the tax impact of the aforementioned adjustments. The company’s definition of adjusted net income may not be comparable to similarly titled measures of other companies. Adjusted earnings per share is calculated as adjusted net income divided by the weighted-average diluted common shares outstanding.

(2)Adjusted EBITDA is defined as net income before: depreciation and amortization expense; 401(k) Plan corrective contribution; fumigation related matters; insurance reserve adjustment; non-cash stock-based compensation expense; restructuring charges; gain on sale of Merry Maids branches;  non-cash impairment of software and other related costs; loss from discontinued operations, net of income taxes; provision for income taxes;  loss on extinguishment of debt; interest expense; and other non-operating expenses. The company’s definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(3)Free cash flow is defined as net cash provided from operating activities from continuing operations less property additions.

(4)Corporate includes The ServiceMaster Acceptance Company Limited Partnership (SMAC) and the unallocated expenses of our headquarters function.

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income

(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue	$758	$706	$2,113	$1,993
Cost of services rendered and products sold	400	368	1,104	1,036
Selling and administrative expenses	185	178	546	512
Amortization expense	8	7	24	31
401(k) Plan corrective contribution	—	—	1	—
Fumigation related matters	1	—	92	—
Insurance reserve adjustment	—	—	23	—
Impairment of software and other related costs	—	—	1	—
Restructuring charges	8	2	13	4
Gain on sale of Merry Maids branches	—	(3)	(2)	(5)
Interest expense	39	41	115	128
Interest and net investment income	(1)	—	(5)	(8)
Loss on extinguishment of debt	—	31	—	58
Income from Continuing Operations before Income Taxes	116	83	200	237
Provision for income taxes	46	32	76	91
Income from Continuing Operations	70	50	124	145
Loss from discontinued operations, net of income taxes	—	(1)	—	(2)
Net Income	$70	$49	$124	$144
Total Comprehensive Income	$71	$42	$126	$130
Weighted-average common shares outstanding - Basic	135.1	135.2	135.4	134.9
Weighted-average common shares outstanding - Diluted	137.1	136.8	137.5	136.5
Basic Earnings Per Share:
Income from Continuing Operations	$0.52	$0.37	$0.92	$1.08
Loss from discontinued operations, net of income taxes	—	(0.01)	—	(0.01)
Net Income	0.52	0.37	0.91	1.07
Diluted Earnings Per Share:
Income from Continuing Operations	$0.51	$0.37	$0.90	$1.07
Loss from discontinued operations, net of income taxes	—	(0.01)	—	(0.01)
Net Income	0.51	0.36	0.90	1.05

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Financial Position

(In millions, except share data)

	As of	As of
	September 30,	December 31,
	2016	2015
Assets:
Current Assets:
Cash and cash equivalents	$230	$296
Marketable securities	26	24
Receivables, less allowances of $25 and $23, respectively	576	487
Inventories	38	40
Prepaid expenses and other assets	102	54
Deferred customer acquisition costs	34	32
Total Current Assets	1,006	933
Other Assets:
Property and equipment, net	204	160
Goodwill	2,216	2,129
Intangible assets, primarily trade names, service marks and trademarks, net	1,700	1,704
Restricted cash	95	—
Notes receivable	36	32
Long-term marketable securities	14	57
Other assets	47	83
Total Assets	$5,319	$5,098
Liabilities and Shareholders' Equity:
Current Liabilities:
Accounts payable	$119	$110
Accrued liabilities:
Payroll and related expenses	60	64
Self-insured claims and related expenses	160	106
Accrued interest payable	3	10
Other	57	59
Deferred revenue	608	552
Current portion of long-term debt	64	54
Total Current Liabilities	1,071	955
Long-Term Debt	2,721	2,698
Other Long-Term Liabilities:
Deferred taxes	697	687
Other long-term obligations, primarily self-insured claims	193	213
Total Other Long-Term Liabilities	890	901
Commitments and Contingencies
Shareholders' Equity:
Common stock $0.01 par value (authorized 2,000,000,000 shares with 143,789,569 shares issued and 134,707,904 outstanding at September 30, 2016 and 143,170,897 shares issued and 135,511,176 outstanding at December 31, 2015)	2	2
Additional paid-in capital	2,264	2,245
Accumulated deficit	(1,436)	(1,560)
Accumulated other comprehensive loss	(19)	(21)
Less common stock held in treasury, at cost 9,081,665 shares at September 30, 2016 and 7,659,721 shares at December 31, 2015)	(174)	(122)
Total Shareholders' Equity	637	545
Total Liabilities and Shareholders' Equity	$5,319	$5,098

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Cash Flows

(In millions)

	Nine Months Ended
	September 30,
	2016	2015
Cash and Cash Equivalents at Beginning of Period	$296	$389
Cash Flows from Operating Activities from Continuing Operations:
Net Income	124	144
Adjustments to reconcile net income to net cash provided from operating activities:
Loss from discontinued operations, net of income taxes	—	2
Depreciation expense	43	35
Amortization expense	24	31
Amortization of debt issuance costs	3	4
401(k) Plan corrective contribution	1	—
Fumigation related matters	92	—
Payments on fumigation related matters	(90)	—
Insurance reserve adjustment	23	—
Impairment of software and other related costs	1	—
Gain on sale of Merry Maids branches	(2)	(5)
Loss on extinguishment of debt	—	58
Deferred income tax provision	12	41
Stock-based compensation expense	10	8
Gain on sale of marketable securities	(3)	(6)
Other	5	6
Change in working capital, net of acquisitions:
Receivables	(81)	(77)
Inventories and other current assets	(9)	3
Accounts payable	18	29
Deferred revenue	40	35
Accrued liabilities	(5)	5
Accrued interest payable	(6)	(31)
Accrued restructuring charges	6	(2)
Current income taxes	6	12
Net Cash Provided from Operating Activities from Continuing Operations	215	290
Cash Flows from Investing Activities from Continuing Operations:
Property additions	(45)	(30)
Sale of equipment and other assets	7	9
Business acquisitions, net of cash acquired	(86)	(31)
Increase in restricted cash	(95)	—
Purchases of available-for-sale securities	(6)	(5)
Sales and maturities of available-for-sale securities	48	30
Origination of notes receivable	(78)	(77)
Collections on notes receivable	73	69
Other investments	(3)	—
Net Cash Used for Investing Activities from Continuing Operations	(185)	(34)
Cash Flows from Financing Activities from Continuing Operations:
Borrowings of debt	—	578
Payments of debt	(50)	(911)
Discount paid on issuance of debt	—	(2)
Debt issuance costs paid	—	(5)
Call premium paid on retirement of debt	—	(49)
Repurchase of common stock	(52)	—
Issuance of common stock	6	14
Net Cash Used for Financing Activities from Continuing Operations	(97)	(375)
Cash Flows from Discontinued Operations:
Cash used for operating activities	—	(9)
Net Cash Used for Discontinued Operations	—	(9)
Effect of Exchange Rate Changes on Cash	—	(1)
Cash Decrease During the Period	(67)	(129)
Cash and Cash Equivalents at End of Period	$230	$260

The following table presents reconciliations of adjusted net income to net income for the periods presented.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2016	2015	2016	2015
Net Income	$70	$49	$124	$144
Amortization expense	8	7	24	31
401(k) Plan corrective contribution	—	—	1	—
Fumigation related matters	1	—	92	—
Insurance reserve adjustment	—	—	23	—
Restructuring charges	8	2	13	4
Gain on sale of Merry Maids branches	—	(3)	(2)	(5)
Impairment of software and other related costs	—	—	1	—
Loss from discontinued operations, net of income taxes	—	1	—	2
Loss on extinguishment of debt	—	31	—	58
Tax impact of adjustments	(7)	(14)	(56)	(33)
Adjusted Net Income	$81	$74	$221	$201
Weighted-average diluted common shares outstanding	137.1	136.8	137.5	136.5
Adjusted earnings per share	$0.59	$0.54	$1.61	$1.47

The following table presents reconciliations of free cash flow to net cash provided from operating activities from continuing operations.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2016	2015	2016	2015
Net Cash (Used for) Provided from Operating Activities from Continuing Operations	$(29)	$47	$215	$290
Property additions	(14)	(10)	(45)	(30)
Free Cash Flow	$(43)	$36	$170	$260

The following table presents reconciliations of Adjusted EBITDA to net income for the periods presented.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2016	2015	2016	2015
Terminix	$92	$82	$299	$272
American Home Shield	79	74	170	174
Franchise Services Group	21	20	58	58
Corporate	—	(1)	(3)	(6)
Adjusted EBITDA	$192	$174	$523	$498

Depreciation and amortization expense	(24)	(18)	(68)	(66)
401(k) Plan corrective contribution	—	—	(1)	—
Fumigation related matters	(1)	—	(92)	—
Insurance reserve adjustment	—	—	(23)	—
Non-cash stock-based compensation expense	(3)	(3)	(10)	(8)
Restructuring charges	(8)	(2)	(13)	(4)
Gain on sale of Merry Maids branches	—	3	2	5
Non-cash impairment of software and other related costs	—	—	(1)	—
Loss from discontinued operations, net of income taxes	—	(1)	—	(2)
Provision for income taxes	(46)	(32)	(76)	(91)
Loss on extinguishment of debt	—	(31)	—	(58)
Interest expense	(39)	(41)	(115)	(128)
Other non-operating expenses	—	—	—	(3)
Net income	$70	$49	$124	$144

Terminix Segment

 Revenue by service line is as follows:

	Three Months Ended
	September 30,
(In millions)	2016	2015	Growth		Acquired		Organic
Pest Control	$234	$217	$17	8%	$15	7%	$2	1%
Termite and Other Services(1)	140	134	6	4%	1	1%	5	4%
Other	22	21	1	5%	—	—%	1	5%
Total revenue	$396	$372	$24	6%	$16	4%	$8	2%

(1)	Termite renewal revenue comprised 51 percent total revenue from Termite and Other Services for the third-quarter of 2016 and 2015.

American Home Shield Segment

The table below presents selected operating metrics related to renewable customer counts and customer retention.

	As of September 30,
	2016(1)	2015
Growth in Home Warranties	10%	7%
Customer Retention Rate	76%	75%

(1)

As of September 30, 2016, excluding the OneGuard accounts acquired on June 27, 2016, the growth in home warranties was 7 percent, and, excluding all OneGuard accounts, the customer retention rate for our American Home Shield segment was 75 percent.

Franchise Services Group Segment

Revenue by service line is as follows:

	Three Months Ended		% of
	September 30,		Revenue
(In millions)	2016	2015	2016
Royalty Fees	$32	$30	62%
Company-Owned Merry Maids Branches	1	10	1
Janitorial National Accounts	12	10	22
Sales of Products	4	4	8
Other	3	4	7
Total revenue	$51	$58	100%